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                                                                       EXHIBIT 1
FINANCIAL PROJECTIONS
($ IN MILLIONS)

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

                                         FOR THE YEAR ENDED DECEMBER 31,
                        -------------------------------------------------------------------
                          1994     1995      1996      1997      1998      1999      2000
                        -------  --------  --------  --------  --------  --------  --------
Revenues                 $143.5    $136.5    $146.2    $161.3    $172.6    $189.2    $210.4

EBITDA                    $19.1     $24.2     $30.5     $37.4     $41.3     $47.7     $54.2

Capital Expenditures      $86.8     $41.6     $32.9     $28.3     $25.8     $19.6     $17.7

Number of Rooms         635,378   537,683   525,938   516,082   517,016   544,899   575,668

Number of Hotels          2,308     1,805     1,726     1,635     1,581     1,645     1,735

Average Rooms/Hotel         275       298       305       316       327       331       332

Revenue per Equipped      $0.51     $0.56     $0.67     $0.77     $0.84     $0.91     $0.96
 Room per Day
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